UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2010

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On April 19, 2010, Strategic Storage Trust, Inc. (the "Registrant") issued a press release regarding the closing of the acquisition described below in Item 8.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01.     Other Events

Acquisition of the Oakland Park Property

On April 16, 2010, the Registrant, through a wholly-owned subsidiary of the Registrant's operating partnership, closed on the purchase of a self storage facility located in Oakland Park, Florida. The Registrant purchased the Oakland Park property from an unaffiliated third party for a purchase price of approximately $14.35 million plus closing costs and acquisition fees. The Registrant funded this acquisition using net proceeds from its initial public offering.

The Oakland Park property is an approximately 1,600-unit self storage facility that sits on approximately 2.95 acres and contains approximately 93,700 rentable square feet located at 4950 North Dixie Highway, Oakland Park, Florida. It was constructed in 1987.

The Registrant's portfolio now includes 31 wholly-owned properties in 14 states.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release Announcing the Acquisition of the Oakland Park Property

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.
Date: April 19, 2010	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer